UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2015

Trimedyne, Inc.

(Exact Name of Registrant as

Specified in its Charter)

Nevada	36-3094439
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5 Holland, #223, Irvine CA 92618
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (949) 951-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 — Corporate Governance and Management

Item 5.02(b) Election of Directors

On April 21, 2015, the Board of Directors of Trimedyne, Inc. (the “Company”), by written consent, elected Edward D. Spriegel as a Director of the Company. In addition, Mr. Spriegel was appointed Chairman of the Audit and Compensation Committees of the Company, relieving Donald Baker of his duties thereunder.

Edward D. Spriegel, age 77, currently is the Corporate Secretary and a Director of the ARCOA Group, an end-of-use assets services company, founded in 1990. In addition, he is also the President of CIMCA, an insurance marketing and consulting services company, which he founded in 1965. Previously, he was Vice President of Marketing for American Mid-States Life Insurance, Assistant to the President and Agency Secretary for Mayflower Life Insurance Company, held supervisory and accounting positions for Life and AH Premium, Zurich-American Life Insurance Companies and Investors Security Group of Life Company and held various middle management positions at Sun Life Insurance Company of Canada.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Trimedyne, Inc.

Date: April 27, 2015	By	/s/ Glenn D. Yeik
Glenn D. Yeik
Principal Executive Officer

Date: April 27, 2015	By	/s/ Jeffrey S. Rudner
Jeffrey S. Rudner
Chief Accounting Officer

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